Exhibit 10.12

SOFTWARE DEVELOPMENT AGREEMENT

This Software Development Agreement (this "Agreement") is made and enterered into as of the 16th day of September, 2008 (the "Effective Date") by and between REALTIME EDGE SOFTWARE INC, a corporation based in British Colombia, Canada ("REALTIME"), and CENTAURUS GAMES, LLC, a limited liability company formed under the laws of Delaware ("CENTAURUS").

Whereas REAL TIME was formed to perform software development services in respect of interactive software for the playing of certain games,

And whereas CENTAURUS desires to retain REALTIME to provide such software development services,

And whereas REALTIME and CENTAURUS desire to enter into a business relationship pursuant to which, among other things, REALTIME would develop such interactive software with such desired features as CENTAURUS shall designate,

And whereas this Agreement is intended to delineate the terms and conditions applicable to the software development aspects of such business relationship,

Now therefore, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, REALTIME and CENTAURUS covenant and agree as follows:

1. Definitions. For the purposes of this Agreement, the following terms will have these indicated meanings:

1.1. "CENTAURUS Technology" means the Product that REALTIME will work on under this Agreement and any and all future versions thereof and enhancements, upgrades and/modifications thereto, including any and all Derivative Technology created during the Term.

1.2. "Derivative Technology" means any and all technology created or developed by REALTIME pursuant to this Agreement based upon the CENTAURUS Technology, including, without limitation, the following: (i) for copyrightable or copyrighted material, any translation (including translation into other computer languages), portion, modification, correction, addition, extension, upgrade, improvement compilation, abridgment or other form in which an existing work may be recast, transformed or adapted; (ii) for patentable or patented material, any improvement hereon; and (iii) for material that is protected by trade secret, any new material derived from such existing trade secret material, including new material that may be protected by copyright, patent and/or trade secret.

1.3. "Internet" means any systems for distributing digital electronic content and information to end users via transmission, broadcast, public display, or other forms of delivery, whether direct or indirect, whether over telephone lines, cable television systems, optical fiber connections, cellular telephones, satellites, wireless broadcast, or other mode of transmission now known or subsequently developed.

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1.4. "Product" means certain online gaming software that provides current and future game modules for operators to offer CENTAURUS's patent-pending subscription model, together with other licensed multiplayer gaming software, supporting back end systems and the random number generation system associated therewith. The Product includes the CENTAURUS game modules and supporting subscription modules only, and does not include, without limitation, the back-end system needed to conduct financial transactions for multi-players unless developed in the future under this contract. All future developments are the property of CENTAURUS. The parties agree that periodically, they shall acknowledge in writing, the contents of the Product, including all additions and improvements made since the date of this agreement. The Product currently does not include the software needed for real money wagering on the Internet. Attached hereto as Exhibit 1.4 is the schedule of Product contents.

1.5. "Services" means the further development, customization, enhancement, service and maintenance of the Product to be performed hereunder by REALTIME, in accordance with the Specifications for use by CENTAURUS, as they may be modified from time to time, and all other services performed by REALTIME pursuant to this Agreement, using such resources and personnel as CENTAURUS may determine after consultation with REALTIME.

1.6. "Specifications" means the specifications for the Services and Product, as mutually agreed upon and approved by CENTAURUS and REALTIME from time to time, which includes a product design and content summary, as well as a detailed specification for all required features and functionality, and a complete delivery and production schedule. The parties agree that the Specifications may be modified by CENTAURUS at any time during the Term and, when delivered to REALTIME, shall automatically be deemed to supersede or supplement (as the case may be) the previous specifications. Any modifications of the Specifications that increase the scope of the Product to be delivered to CENTAURUS or work to be performed by REALTIME shall be negotiated and mutually agreed on by the parties, and are subject to the agreement of both parties to such additional fees to be paid to REALTIME, if any, in respect of the increased scope of the Product or the increased/work to be performed.

1.7. "Term" means the period of time commencing on the Effective Date and continuing interrupted, unless earlier terminated in accordance with Section 8 of this Agreement.

1.8. "Website" means such sites designated by CENTAURUS from time to time.

2. Compensation.

2.1. For Maintenance of the Product, CENTAURUS shall pay REALTIME for the Services and the development of the CENTAURUS Technology in the amount of US$45,000 per month. "Maintenance" shall be limited to services necessary to keep the current Product functioning (based upon the product's agreed-upon scope of work), including bug fixes, but shall not include any new features. This Section 2.1 does not constitute a warranty that the Product will function without additional costs beyond/Maintenance. The parties agree and acknowledge that the warranties under this Agreement are exclusively set forth in Section 7 of this Agreement.

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For any upgrades or modifications or projects beyond maintenance of the current Product, CENTAU US and REALTIME shall agree in writing on the fees for such upgrades or modifications prior to commencing work, with (unless an alternative fee schedule is agreed upon in writing) one-third of such fees paid in advance by CENTAURUS, one-third of such fees paid upon delivery of a beta (test) product, and one-third of such paid upon the release of the product. REALTIME's acceptance of any such projects shall be contingent upon negotiation of a mutually-agreeable fee and the availability of REALTIME personnel to complete such work.

3. Taxes. CENTAURUS is not liable to REALTIME for any taxes incurred in connection with this Agreement, unless they are sales or use taxes that are assessable under applicable law upon products or services produced or provided by REALTIME. Such sales or use taxes as may be exigible shall be paid to REALTIME by CENTAURUS in full. The parties agree that they shall take such steps as one or both of them may reasonably require to minimize the sales or use taxes paid or payable by CENTAURUS to REALTIME or any withholdings on amounts paid or payable to REALTIME by CENTAURUS pursuant to applicable law.

4. Product Development. REALTIME shall perform the Services, and deliver to CENTAURUS the CENTAURUS Technology for CENTAURUS's use, in accordance with the Specifications, as the same may change from time to time during the Term, and in accordance with all other terms and conditions contained in this Agreement, but subject to any increased fees as may be agreed upon by the parties as a result of any increased scope of the Product or any increased work to be performed by REALTIME. REALTIME will use its best efforts to meet each milestone in the schedule for delivering the Product. REALTIME agrees that the Services shall be performed in a professional manner and shall be of a high grade, nature and quality.

5. Scope of Rights/Exclusivity. CENTAURUS shall exclusively own the rights to the CENTAURUS Product developed by REALTIME. CENTAURUS shall have the right to sublicense, "skin" or otherwise transfer the rights granted by this Section 5 with the consent of the poker software IP owner. REALTIME will not develop any other blackjack or poker subscription product during the Term for any other client for use in the USA without CENTAURUS's prior written consent.

6. Escrow of Code. A copy of the Source Code of the Product (as defined in Section 1.4) (which product is limited to the gaming and supporting module), as such Source Code is modified and improved from time to time, shall be deposited every six months with an independent third party escrow agent agreed upon by both parties. The escrow agent shall be irrevocably instructed to provide a copy of this Source Code to CENTAURUS in the event that, during the Term and at the end of the Term, both (a) REALTIME becomes insolvent, subject to bankruptcy proceedings, or otherwise ceases operating as a going concern; and (b) and there is no successor organization to REALTIME to assume the obligations under this Agreement. The costs of the escrow agent shall be paid for by CENTAURUS. The "Source Code" as described in this Section 6 shall be limited to the game module that constitutes the

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Product owned by CENTAURUS. Upon valid delivery of the escrowed Source Code for the reasons et forth in this Section 6, REALTIME will also provide to CENTAURUS a non-exclusive copy of the additional code ( the "Additional Code") that is necessary to run the subscription-based product. This additional code is not otherwise owned by CENTAURUS and will be provided on a non-exclusive basis only in the event that during the Term, the circumstances set forth in this Section 6 occur.

7. Representation and Warranties.

7.1. REALTIME warrants and represents that it has the full power to enter into this Agreement and to grant the rights set forth herein;

7.2. CENTAURUS warrants and represents that it has the full power to enter into this Agreement and to grant the rights set forth herein.

7.3. EXCEPT AS SET FORTH HEREIN, NEITHER PARTY MAKES ANY WARRANTY TO THE OTHER. ALL WARRANTIES, OBLIGATIONS, AND LIABILITIES ARE WAIVED BY BOTH PARTIES, TO THE FULLEST EXTENT PERMITTED BYLAW. ALL OTHER RIGHTS AND REMEDIES REGARDING SERVICES PROVIDED HEREUNDER ARE PROVIDED WITHOUT WARRANTY, INCLUDING BUT NOT LIMITED TO, ANY IMPLIED WARRANTY OF MERCHANTABILITY OR NON-INFRINGEMENT OR FITNESs FOR A PARTICULAR PURPOSE.

8. Termination a d Other Remedies.

8.1. This Agreement shall expire and terminate 4 years after the Effective Date, unless both parties agree to extend the terms in writing prior to such date of termination. Upon termination REALTIME shall deliver or cause to be delivered to CENTAURUS the Source Code and Additional Code as described in Section 6 above.

8.2. This Agreement may be terminated by convenience by CENTAURUS upon sixty (60) days written notice to REALTIME for any reason or no reason.

8.3. This Agreement may be terminated by convenience by REALTIME upon twelve (12) months written notice to CENTAURUS.

8.4. In addition to any other rights and/or remedies that the parties may have under the circumstances, all of which are expressly reserved, each party may suspend performance and/or terminate this Agreement immediately upon written notice at any time if:

8.4.1. the other party is in material breach of this Agreement and fails to cure that breach within twenty (20) days after written notice thereof;

or

8.4.2. the other party fails to timely make a payment required by this Agreement and fails to cure that breach within ten (10) days after written notice and demand thereof.

8.5. Upon any termination of this Agreement, REALTIME will pay any balance then owed to CENTAURUS. In the event of termination or expiration of this Agreement for any reason, sections 2, 5, 6, 7, 8, 9 & 10 shall survive termination.

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Neither party shall be liable to the other for damages of any sort resulting solely from terminating this Agreement in accordance with its terms.

9. Confidentiality.

9.1. The parties hereby agree that all terms and conditions of this Agreement are confidential and proprietary information. The parties agree that the Specifications, the CENTAURUS Technology and all requested enhancements to the Product shall be treated as confidential and shall not be disclosed to any third party.

9.2. Neither party will issue any press release or make any public announcement(s) relating in any way whatsoever to this Agreement or the relationship established by this Agreement without the express prior written consent of the other party. However, the parties acknowledge that this Agreement, or portions thereof, may be required under applicable law to be disclosed, as part of or an exhibit to a party's required public disclosure documents or pursuant to the order of a court or administrative or governmental tribunal of competent jurisdiction. If either party is advised by its legal counsel that such disclosure is required, it will notify the other in writing an , the parties will jointly seek confidential treatment of this Agreement to the maximum extent reasonably possible, in documents approved by both parties and filed with the applicable governmental or regulatory authorities.

10. Limitation of Liability.

10.1. CENTAURUS's ENTIRE LIABILITY UNDER THIS AGREEMENT MAY IN NO EVENT EXCEED US$100,000.

10.2. NO ACTION RELATED TO THIS AGREEMENT MAY BE BROUGHT MORE THAN SIX (6) MONTHS AFTER DISCOVERY OF THE EVENT GIVING RISE TO THE CAUSE OF ACTION.

10.3. IN NO EVENT WITH EITHER PARTY BE LIABLE TO THE OTHER FOR ANY LOST DATA, LOST PROFITS, INTEREST OR COST OF MONEY, OR FOR ANY PUNITIVE, INDIRECT, INCIDENTAL, SPECIAL OR CONSEQUENTIAL DAMAGES ARISING OUT OF PERFORMANCE OR NON-PERFORMANCE OR THE USE OF, INABILITY TO USE OR RESULTS OF USE, OR FAILURE TO MEET DELIVERY DATES, WITH RESPECT TO THE SERVICES OR PRODUCTS PROVIDED UNDER THIS AGREEMENT.

11. Miscellaneous.

11.1. UU. In the performance of the Services, REALTIME is an independent contractor that is developing the Product on a work for-hire basis in accordance with the terms of this Agreement, and uses its own means and methods for the performance of the Services. Neither party shall represent itself as the agent or legal representative of the other party for any purpose whatsoever, and neither party shall have the right to create or assume for the other any obligation of any kind. This Agreement shall not create or be deemed to create an agency, partnership, franchise, employment relationship or joint venture between the parties. Each party's employees and contractors that perform services related to this Agreement shall remain under the exclusive direction and control of their respective employer, principal, or contractor, as may be, and shall

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11.7. Except as expressly set forth in this Agreement, neither party may transfer, assign or sublicense this Agreement, or any rights or obligations hereunder, whether by contract or by operation of law, except with the express written consent of the other party, and any attempted transfer, assignment or sublicense by a party in violation of this section shall be void. For purposes of this Agreement, a "transfer" under this section shall be deemed to include, without limitation, the transfer of an rights or obligations in the course of a liquidation or other similar reorganization of an entity. Neither party will unreasonably withhold consent to a transfer to an acquirer successor-in-interest of the other party if the transferee passes such party’s reasonable due diligence investigation including but not limited to any regulatory approvals. Subject to the provisions of this section, this Agreement shall be binding upon and inure to the benefit of each party and their respective successors and assigns.

11.8. All rights and obligations of the parties hereunder are personal to them. Except as otherwise specifically stated herein, this Agreement is not intended to benefit, nor shall it be deemed to give rise to, any rights in any third party.

11.9. Each party shall be responsible for compliance with all applicable laws, rules and regulations, if any, related to the performance of its obligations under this Agreement.

11.10. No waiver of any breach of any provision of this Agreement shall constitute a waiver of any prior, concurrent or subsequent breach of the same or any other provisions hereof or thereof, and no waiver shall be effective unless made in writing and signed by an authorized representative of the waiving party.

11.11. This Agreement contains the entire agreement of the parties with respect to the subject-matter herein contained, and may not be modified or amended except by a written instrument executed by both parties.

In witness hereof, intending to be legally bound hereby, the parties have executed this Agreement as of the date first above written.

REALTIME:	CENTAURUS:

REALTIME EDGE SOFTWARE INC	CENTAURUS GAMES, LLC

By: /s/ Uri Kotai	By: /s/ Santoro Millar
Name: Uri Kotai	Name: Santoro Millar
Title: President	Title: General Counsel

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EXHIBIT 1.4

Product Contents

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